EXHIBIT 1(j)


                                 U.S. $5,000,000

                         THE BEAR STEARNS COMPANIES INC.

                   Accelerated Market Participation Securities
                          (Linked to the S&P 500 Index)
                          Expiring on October 21, 2004




                             UNDERWRITING AGREEMENT

                                  July 17, 2003

                                 U.S. $5,000,000

                         THE BEAR STEARNS COMPANIES INC.

                   Accelerated Market Participation Securities
                          (Linked to the S&P 500 Index)
                          Expiring on October 21, 2004


                             UNDERWRITING AGREEMENT



                                                      July 17, 2003

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Dear Sirs:

            The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. (the "Underwriter") the principal amount of U.S. $5,000,000 Accelerated Market Participation Securities (Linked to the S&P 500 Index) (the "AMPS").

            The AMPS are to be issued pursuant to a Warrant Agreement, dated as of July 9, 2003, (the "Original Warrant Agreement") between the Company and JPMorgan Chase Bank, as Warrant Agent (the "Warrant Agent"), as supplemented by the First Supplemental Warrant Agreement, dated as of July 17, 2003, by and among the Company, Warrant Agent and Bear, Stearns & Co. Inc., as Calculation Agent (the "Supplemental Warrant Agreement," together with the Original Warrant Agreement, the "Warrant Agreement").

            1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter and its affiliates as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (b) hereof.

                  (a) The Company meets the requirements for the use of Form S-3 under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act, and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement (File No. 333- 104455) on such Form S-3, including a basic prospectus, for registration under the 1933 Act of the offering and sale of the AMPS. The Company has filed no amendments to such registration statement through the date hereof, and may have used a Preliminary Final Prospectus, each of which, if any, has previously been furnished to you. Such registration statement has become effective. The offering of the AMPS is a Delayed Offering and, accordingly, it is not necessary that any further information with respect to the AMPS and the offering thereof required by the 1933 Act and the Regulations thereunder to be included in the Final Prospectus be included in an amendment to such registration statement prior to the Effective Date. The Company will file with the Commission pursuant to Rules 415 and 424(b)(2), (3) or (5) a final supplement to the form of prospectus included in such registration statement relating to the AMPS and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the AMPS and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the basic prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement (including any information appendixed thereto) to the Basic Prospectus which describes the AMPS and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean any and all prospectus supplements relating to the AMPS (including any information appendixed thereto) that is filed pursuant to Rule 424(b) after the Execution Time, together (unless the context otherwise requires) with the Basic Prospectus. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all exhibits, documents and financial statements incorporated by reference, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as such term is hereinafter defined), shall also mean such registration statement as so amended. "Rule 415," "Rule 424" and "Regulation S-K" refer to such Regulations under the 1933 Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the effective date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the operations, business or properties of the Company and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a "Material Adverse Effect").

                  (d) The Company has the corporate power and authority to enter into this underwriting agreement ("this Agreement"), to perform its obligations hereunder and under the Warrant Agreement and to issue, sell and deliver the AMPS. This Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Warrant Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms.

                  (e) (i) On the Effective Date, and at all times subsequent thereto to and including the Closing Time, and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer period until any post effective amendment to the Registration Statement shall become effective, the Registration Statement (including any post-effective amendment) and the Final Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus and including any filing under the 1934 Act explicitly referenced as to be filed under the caption "Where You Can Find More Information" in the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1934 Act, and the Regulations, will comply with the requirements of the 1933 Act, the 1934 Act, and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or supplement; and each Basic Prospectus and each Preliminary Final Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or such Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as set forth in Section 6(b).

                        (ii) Without limiting the foregoing, on the date hereof, and at all times subsequent thereto to and including the Closing Time, and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer period until any post effective amendment to the Registration Statement (comprising listing particulars or supplementary listing particulars) shall become effective, the Final Prospectus (together with the Basic Prospectus) contains all material information with respect to the Company and its subsidiaries and the AMPS (including all information which, according to the particular nature of the Company and its subsidiaries and the AMPS, is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and of the rights attaching to the AMPS), the statements of intention, opinion, belief or expectation contained therein are honestly and reasonably made or held and such documents will contain all the information required and otherwise comply with the listing rules made by the American Stock Exchange LLC (the "Listing Rules").

                  (f) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction (whether in the United States or elsewhere) has issued an order or administrative proceeding (a "Stop Order") suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement, preventing, suspending or otherwise limiting the use of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the AMPS, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction (whether in the United States or elsewhere) in which the AMPS are to be sold, nor, with respect to accuracy at the Closing Time, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of the Company, threatened on or after the effective date of the Registration Statement in any jurisdiction.

                  (g) The documents incorporated by reference in the Final Prospectus and any amendment or supplement thereto (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission (or to the extent amended at the time of filing of such amendment with the Commission), complied, or when so filed will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations thereunder and on the Effective Date and through and including the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (h) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

                  (i) Except for Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited, no subsidiary of the Company is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Regulations. Each of Bear Stearns, BSSC and BSIL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of Bear Stearns, BSSC and BSIL has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of or subject to pre-emptive rights, and, except for directors' qualifying shares and shares of preferred stock of BSSC owned by third party broker-dealers, is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

                  (j) The AMPS have been duly authorized (or will have been so authorized prior to each issuance of the AMPS) and when the AMPS have been executed and authenticated in the manner set forth in the Warrant Agreement and are issued and delivered against payment therefor as provided in this Agreement, such AMPS will have been duly executed, authenticated (assuming due authentication by the Warrant Agent), issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement, and will be enforceable as to the Company in accordance with their terms. The Warrant Agreement and the AMPS will conform to the descriptions thereof contained in the Final Prospectus.

                  (k) The execution, delivery and performance of this Agreement, the performance of the Warrant Agreement, the issuance, authentication, and sale of the AMPS and the consummation by the Company of the transactions contemplated hereby and thereby do not, as of the date hereof, and will not, as of the Closing Time, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Company and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, or the performance of the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the AMPS, except for such as may be required under state and foreign securities or "blue sky" laws in connection with the purchase and distribution of the AMPS by the Underwriter.

                  (l) There are no holders of securities of the Company or any subsidiary who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company or any subsidiary registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

                  (m) Deloitte & Touche LLP, the accountants who certified the financial statements included or incorporated by reference in the Company's most recent Annual Report on Form 10-K which is included or incorporated by reference in the Final Prospectus, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

                  (n) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the Regulations thereunder) applied on a consistent basis.

                  (o) Except as may be set forth or incorporated by reference in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company, Bear Stearns, BSSC or BSIL which is required to be disclosed in the Registration Statement or the Final Prospectus or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Warrant Agreement; and there are no contracts or documents of the Company, Bear Stearns, BSSC or BSIL which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement or the Final Prospectus by the 1933 Act, the Regulations, or the Listing Rules, which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

                  (p) The Company, Bear Stearns, BSSC and BSIL possess such certificates, authorities or permits issued by the appropriate state, federal or national regulatory agencies or bodies in the United States and elsewhere necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. None of the Company, Bear Stearns, BSSC or BSIL has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

            2. Purchase, Sale and Delivery of the AMPS. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from the Company, at a purchase price of $5.00 per AMPS, 1,000,000 AMPS, the principal amount of the AMPS set forth opposite the Underwriter's name in
Schedule I hereto; provided, however, that the Company shall have no obligation to sell any of the Underwriter's AMPS unless the Underwriter purchases all of the Underwriter's AMPS. The AMPS to be purchased by the Underwriter are herein sometimes called the "Underwriter's AMPS."

            Except as otherwise provided in this Section 2, payment of the purchase price for, and delivery of, the Underwriter's AMPS to be purchased by the Underwriter as set forth on Schedule I attached hereto shall be made at the offices of Bear Stearns or at such other place in the New York City metropolitan area as you shall determine and advise the Company in writing at least two business days prior to the Closing Time, on July 23, 2003 (unless postponed in accordance with the provisions of Section 8), or such other time and date as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company specified by it against delivery to you of the Underwriter's AMPS to be purchased by the Underwriter. Such AMPS shall be represented by one or more global certificates (in the form provided in the Warrant Agreement) which will be deposited with a custodian for, and registered in the name of Cede & Co. ("Cede") as nominee of, The Depository Trust Company; beneficial interests in such global certificates will be shown on the records maintained by The Depository Trust Company for the accounts of its participants.

            3. Covenants of the Company. The Company covenants and agrees with the Underwriter and its affiliates as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, to become effective as promptly as possible. The Company will notify you immediately, and confirm such notice in writing, (i) when the Registration Statement (including any amendments thereto) becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of a Stop Order suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement (including any post-effective amendment thereto) or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission and (v) of the receipt by the Company of any notification with respect to the suspension or limitation of the qualification of the AMPS for sale in any jurisdiction (whether in the United States or elsewhere) or the initiation, or threatening, of any proceeding for that purpose. If the Commission or other authority shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such Stop Order as soon as possible. The Company will not file any amendment to the Registration Statement or any supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus before or after the Effective Date unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

                  (b) During the time when a prospectus relating to the AMPS is required to be delivered hereunder or under the 1933 Act or the Regulations, the Company will comply with all requirements imposed upon it by the 1933 Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealing in, the AMPS in accordance with the provisions thereof and the Final Prospectus. If at any time when a prospectus relating to the AMPS is required to be delivered under the 1933 Act any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus or Registration Statement to comply with the 1933 Act or the Regulations, or if there shall occur any material change affecting any of the representations and warranties in Section 1, the Company will notify you promptly and prepare and file with the Commission, the American Stock Exchange LLC and all other applicable bodies an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible and will deliver to the Underwriter, without charge, such number of copies thereof as may be reasonably requested by the Underwriter; provided that the Company will promptly notify you if such judgment has been reached by it.

                  (c) (i) The Company shall make an application for the AMPS to be listed on the American Stock Exchange LLC. In connection with such application, the Company shall use its best efforts to obtain such listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.

                        (ii) If the AMPS cease to be listed or are not listed on the American Stock Exchange LLC, the Company shall use its best efforts promptly to list the AMPS on another stock exchange to be agreed between the Company and the Underwriter.

                  (d) The Company will promptly deliver to you a copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver without charge to you such number of copies of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents (including any listing particulars and supplementary listing particulars), if any, as may be reasonably requested by the Underwriter.

                  (e) The Company will endeavor in good faith, in cooperation with you to timely qualify the AMPS for offering and sale under the securities and other applicable laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

                  (f) The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to you as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

                  (g) The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

                  (h) During the period of one year after the date hereof, the Company will furnish to you (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, annual report to stockholders and definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

                  (i) The Company will apply the proceeds from the sale of the AMPS as set forth under the caption "Use of Proceeds and Hedging" in the Final Prospectus.

                  (j) Prior to the Closing Time, the Company shall furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Registration Statement and the Final Prospectus.

                  (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                  (l) The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by you and by all dealers to whom the AMPS may be sold, both in connection with the offering or sale of the AMPS and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

            4. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the AMPS under the 1933 Act, the listing of the AMPS on the American Stock Exchange LLC and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;
(ii) all costs and expenses related to the issuance, authentication, transfer and delivery of the AMPS to the Underwriter, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Warrant Agreement, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the AMPS; (iv) all expenses in connection with the qualification of the AMPS for offering and sale under state securities laws or the securities or other applicable laws of any other country as provided in Section 3(e) hereof, including the fees and disbursements of counsel for the Underwriter (including, where necessary, local counsel) in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (v) any fees charged by securities rating agencies for rating the AMPS, if the AMPS are so rated; (vi) any filing fees incidental to any required reviews by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the AMPS; (vii) the costs and expenses of any qualified independent underwriter which may be required by the rules and regulations of the NASD; (viii) all costs and expenses incidental to listing the AMPS on the American Stock Exchange LLC or other U.S. national securities exchange (if applicable); (ix) the cost of preparing certificates for the AMPS and the costs and charges of The Depository Trust Company and its nominee for acting as depository for the AMPS and otherwise effecting any book entry ownership system for the AMPS; (x) the costs and charges of the Warrant Agent, any transfer agent, calculation agent, registrar, paying agent or disbursing agent; (xi) advertising and travel costs and expenses incurred in connection with any roadshows; and (xii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and in Sections 6 and 7 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the AMPS by them and any advertising expenses connected with any offers they may make.

            If this Agreement is entered into and the purchase of AMPS by the Underwriter pursuant to this Agreement is not consummated because any condition to the obligations of the Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the AMPS.

            5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the AMPS, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company, herein contained, as of the date hereof and at the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to you pursuant to this Section 5 of any misstatement or omission, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, the Registration Statement shall have become effective not later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

                  (b) At the Closing Time (i) no Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or other applicable law, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any U.S. national securities exchange; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (ii) the rating assigned by any U.S. nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of this Agreement shall not have been lowered since the execution of this Agreement and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company; and (iii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the AMPS on the terms and in the manner contemplated in the Final Prospectus.

                  (c) The Company will promptly make application for the AMPS to be listed on the American Stock Exchange LLC.

                  (d) All proceedings taken in connection with the sale of the AMPS as contemplated herein shall be satisfactory in form and scope to you, and prior to the Closing Time, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (e) The NASD, upon review of the terms of the public offering of the AMPS, shall have no objections to the fairness of the underwriting terms and arrangements of the offering.

            If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and scope to you, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Time. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telecopy, confirmed in writing.

            6.    Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (if any) and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading or (ii) any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the Company will not be liable to the Underwriter or any person so controlling the Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through you expressly for use therein, such written information being as set forth in the penultimate sentence of subsection (b) below or (y) any failure of the Underwriter to deliver the Final Prospectus to a purchaser of AMPS as required by applicable law. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through you expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the principal amount of AMPS to be purchased by, the Underwriter, the amounts of the selling concession and reallowance, and the stabilization language set forth under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for inclusion in any Basic Prospectus or Preliminary Final Prospectus, the Final Prospectus, or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto. This indemnity will be in addition to any liability which the Underwriter may otherwise have, including under this Agreement; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriter.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties, unless such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the other indemnified party or parties (in which case the indemnifying party shall be liable for the fees and expenses of only one additional separate firm (together with appropriate local counsel) for such indemnified party or parties at any time)), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the AMPS or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the AMPS purchased by the Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

            8. Selling Restrictions and other Underwriter Undertakings.

                  (a) (i) No action has been (or will be) taken in any jurisdiction by the Company or of the Underwriter that would, or is intended to, permit a public offer of the AMPS or possession or distribution of the Final Prospectus or the Basic Prospectus in any country or jurisdiction (except the United States) where, or in any circumstances in which, any such action for that purpose is required. Accordingly, the Underwriter undertakes that it will not, directly or indirectly, offer or sell any AMPS or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will to the best of its knowledge and belief, result in compliance with any applicable securities laws and regulations and all offers and sales of AMPS by the Underwriter will be made on the same terms.

                        (ii) Without prejudice to the generality of subsection (i) above, the Underwriter agrees that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase, sale or delivery by it of AMPS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases, sales or deliveries and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

            9. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement, including the representations and warranties contained in Section 1, the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the AMPS to and by the several Underwriters. The representations contained in
Section 1 and the agreements contained in Sections 4, 6, 7, 9 and 13 hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

            10. Termination.

                  (a) You shall have the right to terminate this Agreement at any time prior to the Closing Time if, after the date hereof: (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets in the United States; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange LLC or in the over-the-counter market shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the AMPS;
(v) any restriction materially adversely affecting the distribution of the AMPS which was not in effect on the date hereof shall have become effective; or (vi) there shall have been such change in the market for the securities of the Company or securities in general or in national or international political, financial or economic conditions or currency exchanges rates or exchange controls as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the AMPS on the terms contemplated by the Final Prospectus.

                  (b) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telecopy, confirmed in writing by letter.

            11. Stabilization. If the Underwriter, in connection with the distribution of the AMPS or in order to facilitate the offering of the AMPS offers the AMPS in excess of the aggregate principal amount to be issued or effects transactions with a view to stabilizing, maintaining or otherwise affecting the market price of the AMPS at levels higher than that which otherwise prevail in the open market, it shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by Underwriter, under this Section be obliged to issue the AMPS in excess of the aggregate amount of the AMPS to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

            12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you, shall be mailed, delivered, or telexed or telecopied and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention: Corporate Finance Department; and, if sent to the Company, shall be mailed, delivered, or telexed or telecopied and confirmed in writing to the Company, 383 Madison Avenue, New York, NY 10179, Attention: Chief Financial Officer.

            13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of AMPS from the Underwriter.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. Construction. This Agreement, in respect of which time shall be of the essence, shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

            If the foregoing correctly sets forth the understanding between you and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                              THE BEAR STEARNS COMPANIES INC.

                              By:  /s/ Samuel L. Molinaro Jr.
                                 -----------------------------
                                  Executive Vice President and
                                  Chief Financial Officer




Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.


By:  /s/  Harold Engelman
    ------------------------
    Senior Managing Director

                                   SCHEDULE I

                                                                Principal Amount
                                                                     of the AMPS
Underwriter                                                    to be Purchased
-----------                                                    -----------------

Bear, Stearns & Co. Inc.............................................$5,000,000


      Total.........................................................$5,000,000